Exhibit 99.1
Certification Pursuant to 18 U.S.C. Section 1350
In connection with the Annual Report of the Fastenal Company & Subsidiaries 401(k) and Employee Stock Ownership Plan (the “Plan”) on Form 11-K for the period ended December 31, 2012 as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), we, Willard D. Oberton, Chief Executive Officer, and Daniel L. Florness, Executive Vice-President, Treasurer, and Chief Financial Officer of Fastenal Company (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.
Date: June 24, 2013

/s/ Willard D. Oberton	/s/ Daniel L. Florness
Willard D. Oberton	Daniel L. Florness
Chief Executive Officer	Executive Vice-President, Treasurer, and Chief Financial Officer